Exhibit 99.2

McDonald’s Corporation

Supplemental Information

Quarter and Nine Months Ended September 30, 2004

Impact of Foreign Currencies on Reported Results	1

Revenues	2

Operating Margins	8

Selling, General and Administrative Expenses	9

Other Operating (Income) Expense, Net	10

Operating Income	11

Interest, Nonoperating Expense and Income Taxes	11

Outlook	12

Balance Sheet	13

Restaurant Information	14

SUPPLEMENTAL INFORMATION

The purpose of this exhibit is to provide additional information related to McDonald’s Corporation’s results for the third quarter and nine months ended September 30, 2004. This exhibit should be read in conjunction with Exhibit 99.1.

Impact of Foreign Currencies on Reported Results

Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain compensation plans on these results because it believes they better represent the Company’s underlying business trends. Results excluding the effect of foreign currency translation (also referred to as constant currency) are calculated by translating current year results at prior year average exchange rates.

IMPACT OF FOREIGN CURRENCY TRANSLATION ON REPORTED RESULTS

Dollars in millions

	Reported Amount		Currency Translation Benefit (Loss)

Quarters ended September 30,	2004	2003	2004

Revenues	$4,925.7	$4,504.6	$170.3
Combined operating margins*	1,554.6	1,402.3	53.6
Selling, general & administrative expenses	474.6	456.3	(11.5)
Operating income	1,098.9	963.9	42.5

	Reported Amount		Currency Translation Benefit (Loss)

Nine months ended September 30,	2004	2003	2004

Revenues	$14,054.4	$12,585.1	$593.7
Combined operating margins*	4,322.7	3,732.6	176.9
Selling, general & administrative expenses	1,428.6	1,319.1	(43.5)
Operating income	2,923.2	2,464.7	133.1

*	Excludes non-McDonald’s brands

•	Foreign currency translation had a positive impact on the growth rates of consolidated revenues, operating income and earnings per share for the quarter and nine months, primarily due to the strengthening of the Euro and British Pound.

Revenues

Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees primarily include rent, service fees and/or royalties that are based on a percent of sales, with specified minimum rent payments.

REVENUES

Dollars in millions

Quarters ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales
U.S.	$995.0	$941.7	6	6
Europe	1,315.9	1,161.4	13	3
APMEA*	625.3	584.3	7	5
Latin America	240.5	199.6	20	25
Canada	196.6	173.7	13	7
Other**	291.5	290.5	—	—
Total	$3,664.8	$3,351.2	9	5

Franchised and affiliated revenues
U.S.	$707.9	$651.8	9	9
Europe	401.7	364.0	10	1
APMEA*	82.9	75.0	11	4
Latin America	20.3	21.7	(6)	(2)
Canada	46.1	40.1	15	9
Other**	2.0	0.8	n/m	n/m
Total	$1,260.9	$1,153.4	9	6

Total revenues
U.S.	$1,702.9	$1,593.5	7	7
Europe	1,717.6	1,525.4	13	3
APMEA*	708.2	659.3	7	5
Latin America	260.8	221.3	18	22
Canada	242.7	213.8	14	8
Other**	293.5	291.3	1	1
Total	$4,925.7	$4,504.6	9	6

*	APMEA represents Asia/Pacific, Middle East and Africa

**	Other represents non-McDonald’s brands

n/m	Not meaningful

REVENUES

Dollars in millions

Nine months ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales
U.S.	$2,840.9	$2,662.3	7	7
Europe	3,784.0	3,279.8	15	5
APMEA	1,788.0	1,605.9	11	7
Latin America	660.0	556.1	19	19
Canada	540.3	455.4	19	11
Other	846.5	837.5	1	1
Total	$10,459.7	$9,397.0	11	6

Franchised and affiliated revenues
U.S.	$2,014.5	$1,798.3	12	12
Europe	1,152.4	1,011.4	14	3
APMEA	241.4	205.9	17	5
Latin America	58.9	64.3	(8)	(6)
Canada	122.8	106.2	16	8
Other	4.7	2.0	n/m	n/m
Total	$3,594.7	$3,188.1	13	8

Total revenues
U.S.	$4,855.4	$4,460.6	9	9
Europe	4,936.4	4,291.2	15	4
APMEA	2,029.4	1,811.8	12	7
Latin America	718.9	620.4	16	16
Canada	663.1	561.6	18	10
Other	851.2	839.5	1	1
Total	$14,054.4	$12,585.1	12	7

n/m	Not meaningful

•	U.S.: The increase in revenues for the quarter and nine months is due to alignment, focus and discipline behind delivering menu variety, choice and value, better tasting food, more convenient hours, stronger marketing and improved service. Franchised and affiliated revenues increased at a higher rate than Company-operated sales for both periods due to a higher percentage of franchised restaurants in 2004 compared with 2003. We remain confident that our combination of initiatives will continue to generate solid results and build on the foundation established last year.

•	Europe: The increase in revenues for both periods was due to strong comparable sales in Russia, which is entirely
Company-operated, positive comparable sales in France and the U.K, and expansion. Germany’s poor performance had a negative impact on the quarter.

•	APMEA: The increase in revenues for the quarter and nine months was primarily due to strong performance in China and Australia as well as positive comparable sales in many other markets.

Comparable sales are a key performance indicator used within the retail industry and are reviewed by management to assess business trends for McDonald’s restaurants. Increases or decreases in comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months.

COMPARABLE SALES – McDONALD’S RESTAURANTS*

	% Increase / (Decrease)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

U.S.	8.5	9.5	10.4	4.3
Europe	0.3	(0.1)	2.7	(2.0)
APMEA	5.4	(3.9)	6.5	(6.2)
Latin America	15.5	(1.8)	11.2	2.5
Canada	5.5	0.7	7.2	(1.8)
McDonald’s Restaurants	5.8	3.9	7.6	0.7

*	Excludes non-McDonald’s brands

The following tables present Systemwide sales growth rates along with franchised and affiliated sales for the quarter and nine months. Systemwide sales include sales at all restaurants, whether operated by the Company, by franchisees or by affiliates operating under joint-venture agreements. While sales by franchisees and affiliates are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of our franchisee base.

SYSTEMWIDE SALES PERCENT INCREASE / (DECREASE)

	Quarter Ended September 30, 2004		Nine Months Ended September 30, 2004
	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	9	9	11	11
Europe	11	2	15	4
APMEA	11	6	14	6
Latin America	12	16	11	12
Canada	13	7	16	9
Other*	(2)	(2)	(1)	(1)
Total sales	10	6	12	8

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Quarters ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.
Franchised sales	$5,050.7	$4,585.2	10	10
Affiliated sales	318.0	312.5	2	2
Total	5,368.7	4,897.7	10	10

Europe
Franchised sales	2,108.8	1,917.9	10	1
Affiliated sales	189.0	170.0	11	2
Total	2,297.8	2,087.9	10	1

APMEA
Franchised sales	724.2	639.0	13	7
Affiliated sales	719.9	642.5	12	6
Total	1,444.1	1,281.5	13	6

Latin America
Franchised sales	148.7	148.5	—	4
Affiliated sales	11.5	10.2	13	10
Total	160.2	158.7	1	4

Canada
Franchised sales	305.0	272.5	12	6
Affiliated sales	34.8	30.1	16	10
Total	339.8	302.6	12	6

Other*
Franchised sales	4.3	10.3	(58)	(58)

Total
Franchised sales	8,341.7	7,573.4	10	7
Affiliated sales	1,273.2	1,165.3	9	4
Total	$9,614.9	$8,738.7	10	7

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Nine months ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.
Franchised sales	$14,397.2	$12,799.7	12	12
Affiliated sales	903.3	862.7	5	5
Total	15,300.5	13,662.4	12	12

Europe
Franchised sales	6,050.7	5,268.0	15	4
Affiliated sales	547.8	496.9	10	—
Total	6,598.5	5,764.9	14	4

APMEA
Franchised sales	2,107.4	1,745.4	21	10
Affiliated sales	2,078.6	1,875.0	11	3
Total	4,186.0	3,620.4	16	6

Latin America
Franchised sales	426.3	422.4	1	2
Affiliated sales	31.3	27.3	15	11
Total	457.6	449.7	2	2

Canada
Franchised sales	814.3	716.6	14	6
Affiliated sales	93.0	71.6	30	21
Total	907.3	788.2	15	8

Other*
Franchised sales	11.4	30.9	(63)	(63)

Total
Franchised sales	23,807.3	20,983.0	13	10
Affiliated sales	3,654.0	3,333.5	10	3
Total	$27,461.3	$24,316.5	13	9

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS – McDONALD’S RESTAURANTS

Dollars in millions

	Percent		Amount		% Inc / (Dec)
Quarters ended September 30,	2004	2003	2004	2003

Company-operated
U.S.	19.6	18.6	$194.9	$175.5	11
Europe	16.7	17.0	219.2	197.5	11
APMEA	12.3	12.2	76.7	71.4	7
Latin America	10.0	5.7	24.0	11.4	n/m
Canada	17.1	17.1	33.6	29.7	13
Total	16.3	15.9	$548.4	$485.5	13

Franchised
U.S.	81.3	80.4	$575.5	$524.3	10
Europe	77.2	77.4	310.2	281.6	10
APMEA	85.8	86.7	71.1	65.0	9
Latin America	63.5	64.7	13.0	14.1	(8)
Canada	79.2	79.3	36.4	31.8	14
Total	79.9	79.5	$1,006.2	$916.8	10

	Percent		Amount		% Inc / (Dec)
Nine months ended September 30,	2004	2003	2004	2003

Company-operated
U.S.	19.1	17.3	$544.0	$461.6	18
Europe	15.5	15.5	587.6	509.7	15
APMEA	11.3	9.9	202.5	159.4	27
Latin America	8.8	7.1	58.1	39.6	47
Canada	15.7	14.5	84.9	66.0	29
Total	15.4	14.4	$1,477.1	$1,236.3	19

Franchised
U.S.	80.7	79.5	$1,625.7	$1,429.6	14
Europe	76.4	75.8	880.5	766.9	15
APMEA	85.6	85.0	206.7	175.1	18
Latin America	62.7	64.9	37.0	41.7	(11)
Canada	78.0	78.3	95.7	83.0	15
Total	79.3	78.3	$2,845.6	$2,496.3	14

•	Combined: Operating margin dollars increased $152.3 million or 11% for the quarter (7% in constant currencies) and
$590.1 million or 16% for the nine months (11% in constant currencies). The U.S. and Europe segments accounted for approximately 85% of the combined margin dollars and more than 75% of the increases in both periods of 2004.

•	U.S.: Company-operated margin percent increased in both periods primarily due to positive comparable sales, partly offset by higher commodity costs. Commodity cost increases are expected to have less of an impact during the remainder of the year.

•	Europe: The Company-operated margin percent for both periods reflected improved margin performance in Russia and weak performance in the U.K. In addition, the quarter was negatively impacted by weak sales in Germany and higher food costs as a percent of sales in our three largest markets.

•	APMEA: The Company-operated margin percent for both periods reflected strong comparable sales in Australia, improved operating performance in Hong Kong and China and poor performance in South Korea. In addition, 2003 margins for both periods benefited from SARS-related sales tax relief received from the Chinese government.

•	Franchised: The consolidated franchised margin percent increased for both periods primarily due to strong comparable sales in the U.S., partly offset by the impact of increased rent expense in part resulting from a higher proportion of sites being leased by the Company.

The following table presents margin components as a percent of sales:

COMPANY-OPERATED RESTAURANT EXPENSES AND MARGINS AS A PERCENT OF SALES – McDONALD’S RESTAURANTS

	Quarters Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Food & paper	34.1	33.6	34.1	33.7
Payroll & employee benefits	25.5	25.7	26.0	26.6
Occupancy & other operating expenses	24.1	24.8	24.5	25.3
Total Company-operated restaurant expenses	83.7	84.1	84.6	85.6
Company-operated margins	16.3	15.9	15.4	14.4

Selling, General & Administrative Expenses

•	Selling, general & administrative expenses increased 4% for the quarter (2% in constant currencies) and 8% for the nine months (5% in constant currencies), primarily due to higher performance-based incentive compensation. Selling, general & administrative expenses as a percent of revenues declined from 10.5% for the nine months 2003 to 10.2% for the nine months 2004 and as a percent of Systemwide sales declined from 3.9% in 2003 to 3.8% in 2004. Selling, general & administrative expenses for the nine months of 2003 included $14 million of severance costs, primarily associated with streamlining restaurant development functions, and $11 million of incremental marketing.

Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET

Dollars in millions

	Quarters Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Gains on sales of restaurant businesses	$(6.1)	$(11.5)	$(29.3)	$(42.3)
Equity in earnings of unconsolidated affiliates	(18.7)	(20.7)	(40.8)	(24.2)
Other expense	37.8	40.0	128.5	83.5
Total	$13.0	$7.8	$58.4	$17.0

•	For the nine months, results increased primarily due to stronger performance in the U.S. and improved results from our Japanese affiliate. Equity in earnings of unconsolidated affiliates for the quarter were negatively impacted by a deferred tax adjustment in Japan.

•	Other expense for both periods of 2004 reflected higher losses on asset dispositions and lower provisions for uncollectible receivables. In addition, other expense for the nine months of 2004 included a $13 million write-off of goodwill in Thailand.

Operating Income

OPERATING INCOME

Dollars in millions

Quarters ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$627.8	$571.0	10	10
Europe	412.7	382.6	8	(1)
APMEA	96.4	91.4	5	—
Latin America	2.3	(20.2)	n/m	n/m
Canada	54.4	47.3	15	9
Other	8.2	(0.2)	n/m	n/m
Corporate	(102.9)	(108.0)	5	5
Total operating income	$1,098.9	$963.9	14	10

Nine months ended September 30,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$1,748.8	$1,480.0	18	18
Europe	1,103.4	980.8	13	2
APMEA	252.6	208.7	21	9
Latin America	(1.3)	(15.2)	91	n/m
Canada	130.8	114.4	14	7
Other	14.7	(23.4)	n/m	n/m
Corporate	(325.8)	(280.6)	(16)	(16)
Total operating income	$2,923.2	$2,464.7	19	13

n/m	Not meaningful

•	U.S.: Operating income increased for the quarter and nine months primarily due to higher combined operating margin dollars.

•	Europe: For the quarter and nine months, operating income in constant currencies benefited from strong performance in Russia and positive results in France, but were negatively impacted by weak results in the U.K. Results in Germany had a negative impact on the quarter but benefited the nine months. We expect the economic challenges in Germany to continue to impact our performance in the near-term.

•	APMEA: Operating income in constant currencies for both periods benefited from Australia’s performance as well as improved performance in Hong Kong and China, partially offset by poor performance in South Korea. Third quarter 2003 included the sales tax relief benefit in China, which negatively impacted APMEA’s 2004 quarterly operating income growth rate by 5 percentage points. In addition, the nine months included the goodwill write-off in Thailand.

•	Latin America: Both periods of 2004 reflected significantly lower provisions for uncollectible receivables.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

•	Interest expense decreased for the quarter and nine months due to lower average interest rates and debt levels, partly offset by stronger foreign currencies.

•	Nonoperating expense decreased for the quarter primarily due to a loss on the early extinguishment of debt in 2003 as well as higher interest income in 2004.

•	The effective income tax rate was 22.6% for third quarter 2004 and 28.5% for the nine months 2004 compared with 33.5% for both periods in 2003. The lower income tax rates in 2004 were primarily due to the transfer of shares between subsidiaries and a change in assumptions about the utilization of certain loss carry forwards. These items primarily impact 2004.

OUTLOOK

The information provided below is as of October 2004.

•	McDonald’s expects net restaurant additions to add approximately one percentage point to sales and operating income growth in 2004 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2003.

In 2004, McDonald’s expects to open about 500 traditional McDonald’s restaurants and 250 satellite restaurants and close about 200 traditional restaurants and 150 satellite restaurants.

•	McDonald’s does not provide specific guidance on changes in comparable sales. However, as a perspective, assuming no change in cost structure, a one percentage point increase in U.S. comparable sales would impact annual earnings per share by about 2 cents. Similarly, an increase of one percentage point in Europe’s comparable sales would impact annual earnings per share by about 1.5 cents.

•	McDonald’s expects full year 2004 selling, general & administrative expenses to be up modestly (less than 5%) in constant currencies and to decline as a percent of revenues and Systemwide sales compared with 2003.

•	A significant part of McDonald’s operating income is from outside the U.S., and about 70% of total debt is denominated in foreign currencies. Accordingly, earnings are affected by changes in foreign currency exchange rates, particularly the Euro and the British Pound. If the Euro and the British Pound both move 10% in the same direction (compared with 2003 average rates), McDonald’s annual earnings per share would change by about 5 cents to 6 cents.

•	For 2004, the Company expects its net debt principal repayments to be approximately $800 million to $900 million. At the end of 2003, McDonald’s debt-to-capital ratio was 44%. We are targeting a debt-to-capital ratio of 35% - 40% over the next couple of years. As a result of repayments in 2003 and 2004, the Company expects interest expense to decrease about 8% to 10% compared with 2003, based on current interest and foreign currency exchange rates.

•	McDonald’s expects the effective income tax rate for the fourth quarter 2004 to be approximately 30%. This excludes the impact of pending U.S. legislation. However, based on our preliminary review, we currently expect it to have a limited effect on McDonald’s reported results.

•	McDonald’s expects capital expenditures for 2004 to be approximately $1.5 billion to $1.6 billion.

•	McDonald’s expects to return at least $1.3 billion to shareholders through dividends and share repurchases in 2004. The Company repurchased $594 million of its common stock during the nine months ended September 30, 2004.

McDONALD’S CORPORATION

CONSOLIDATED BALANCE SHEET

Dollars in millions	September 30, 2004	December 31, 2003

ASSETS
Current assets
Cash and equivalents	$1,556.9	$492.8
Accounts and notes receivable	648.7	734.5
Inventories	140.4	129.4
Prepaid expenses and other current assets	561.8	528.7
Total current assets	2,907.8	1,885.4

Other assets
Investment in and advances to affiliates	1,054.2	1,089.6
Goodwill, net	1,755.6	1,665.1
Miscellaneous	970.1	960.3
Total other assets	3,779.9	3,715.0

Property and equipment
Property and equipment, at cost	29,071.7	28,740.2
Accumulated depreciation and amortization	(9,421.1)	(8,815.5)
Net property and equipment	19,650.6	19,924.7
Total assets	$26,338.3	$25,525.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$529.4	$577.4
Dividend payable	691.0	—
Income taxes	71.4	71.5
Other taxes	231.6	222.0
Accrued interest	171.1	193.1
Accrued restructuring and restaurant closing costs	79.7	115.7
Accrued payroll and other liabilities	1,007.2	918.1
Current maturities of long-term debt	170.6	388.0
Total current liabilities	2,952.0	2,485.8

Long-term debt	8,692.7	9,342.5
Other long-term liabilities and minority interests	707.2	699.8
Deferred income taxes	1,025.8	1,015.1

Shareholders’ equity
Common stock	16.6	16.6
Additional paid-in capital	2,016.2	1,837.5
Unearned ESOP compensation	(85.8)	(90.5)
Retained earnings	21,362.8	20,172.3
Accumulated other comprehensive income (loss)	(644.0)	(635.5)
Common stock in treasury	(9,705.2)	(9,318.5)
Total shareholders’ equity	12,960.6	11,981.9
Total liabilities and shareholders’ equity	$26,338.3	$25,525.1

RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS

At September 30,	2004	2003	Inc / (Dec)

U.S*	13,647	13,615	32

Europe
Germany*	1,249	1,229	20
United Kingdom	1,246	1,226	20
France	1,017	990	27
Spain	341	334	7
Italy	328	327	1
Other	2,059	2,030	29
Total Europe	6,240	6,136	104

APMEA
Japan*	3,759	3,780	(21)
Australia	730	727	3
China	601	566	35
Taiwan	346	349	(3)
South Korea	340	344	(4)
Other	1,718	1,704	14
Total APMEA	7,494	7,470	24

Latin America
Brazil	548	585	(37)
Mexico	294	277	17
Other	750	756	(6)
Total Latin America	1,592	1,618	(26)

Canada*	1,354	1,325	29

Other**	1,031	1,131	(100)
Systemwide restaurants	31,358	31,295	63

Countries	119	119	—

*	At September 30, 2004 reflects the following satellites: U.S. 1,326; Germany 97; Japan 1,798; Canada 363.

At September 30, 2003: U.S. 1,239; Germany 80; Japan 1,815; Canada 337.

**	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

SYSTEMWIDE RESTAURANTS BY TYPE

At September 30,	2004	2003	Inc / (Dec)

U.S.
Operated by franchisees	10,948	10,793	155
Operated by the Company	1,993	2,108	(115)
Operated by affiliates	706	714	(8)
	13,647	13,615	32

Europe
Operated by franchisees	3,631	3,579	52
Operated by the Company	2,333	2,289	44
Operated by affiliates	276	268	8
	6,240	6,136	104

APMEA
Operated by franchisees	2,283	2,259	24
Operated by the Company	2,239	2,253	(14)
Operated by affiliates	2,972	2,958	14
	7,494	7,470	24

Latin America
Operated by franchisees	532	599	(67)
Operated by the Company	1,035	997	38
Operated by affiliates	25	22	3
	1,592	1,618	(26)

Canada
Operated by franchisees	771	748	23
Operated by the Company	490	486	4
Operated by affiliates	93	91	2
	1,354	1,325	29

Other
Operated by franchisees	26	53	(27)
Operated by the Company	1,005	1,078	(73)
	1,031	1,131	(100)

Systemwide
Operated by franchisees	18,191	18,031	160
Operated by the Company	9,095	9,211	(116)
Operated by affiliates	4,072	4,053	19
	31,358	31,295	63

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this exhibit. They use such words as “may,” “will,” “expect,” “believe,” “plan” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this exhibit. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company’s competitors; consumer preferences or perceptions concerning the Company’s product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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